UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 4, 2009, AmeriCredit Financial Services, Inc., a wholly-owned subsidiary of AmeriCredit Corp., announced the entry into an amendment to the Spread Account Agreement concerning the AmeriCredit Prime Automobile Receivables Trust 2007-2-M insured by MBIA Insurance Corporation. The amendment to the Spread Account Agreement increased (i) the trigger levels for the cumulative net loss test and the gross default test and (ii) certain credit enhancement requirements. This description of the amendment is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the amendment attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Amendment No. 3 to the Spread Account Agreement, dated as of June 4, 2009, among MBIA Insurance Corporation, AmeriCredit Prime Automobile Receivables Trust 2007-2-M and The Bank of New York Mellon f/k/a The Bank of New York to the Spread Account Agreement, dated October 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: June 10, 2009	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Amendment No. 3 to the Spread Account Agreement, dated as of June 4, 2009, among MBIA Insurance Corporation, AmeriCredit Prime Automobile Receivables Trust 2007-2-M and The Bank of New York Mellon f/k/a The Bank of New York to the Spread Account Agreement, dated as of October 11, 2007.